                                                                     Exhibit 3.1

                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           BTRIEVE TECHNOLOGIES, INC.

     The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 12, 1994 and was amended and restated by filing with the Secretary of State of the State of Delaware on April 26, 1994.

     This Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of Delaware, as amended (the "Delaware Law").

                                      I.

     The name of the Corporation is Btrieve Technologies, Inc. (the "Corporation").

                                     II.

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                     III.

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware Law.

                                     IV.

     A. The Corporation is authorized to issue a total of 24,713,132 shares of two classes of stock: 15,000,000 shares of Common Stock ($.001 par value) and 9,713,132 shares of Preferred Stock.

     B. Holders of Common Stock are entitled to one vote per share on any matter submitted to the stockholders. On dissolution of the Corporation, after any preferential amount with respect to the Series A Preferred, Series B Preferred and Series C Preferred (as defined below), and to the Common Stock, has been paid or set aside, the holders of Common Stock and the holders of any Series A Preferred, Series B Preferred and Series C Preferred entitled to participate in the distribution of assets are entitled to receive the net assets of the Corporation.

     C. There shall be three series of Preferred Stock consisting of 1,500,000 shares of Series A Preferred Stock, $.001 par value ("Series A Preferred"), 6,000,000 shares of Series B Preferred Stock, $.001 par value ("Series B Preferred") and 2,213,132 shares of Series C Preferred Stock, $.001 par value ("Series C Preferred"). The Series A Preferred, the Series B Preferred and the Series C Preferred shall be referred to collectively herein as the "Preferred Stock."

         1.  Voting Rights.
             -------------

             (a) Each holder of Preferred Stock shall be entitled to vote on all matters and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest whole number of shares of Common Stock into which such shares of Preferred Stock could be converted, pursuant to the provisions of this Section C, on the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, in accordance with Delaware Law. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

             (b) Each holder of Series A Preferred shall be entitled to one vote for each share thereof held, the Series A Preferred voting as a single class separate from the Common Stock and any other series of preferred stock, with respect to any of the following matters:

                  (i) the creation or designation of any class or series of securities of the Corporation having rights senior to or pari passu with the
                                                         ---- -----
Series A Preferred as to dividend or liquidation preference or as to redemption preference in the event that funds are not legally available to satisfy such redemption preference as to all classes of stock entitled to the benefit thereof, or the issuance of any other security convertible into or exchangeable for shares of such class or series;

                  (ii) any increase in the number of authorized shares of Series A Preferred or any material or adverse change to the rights, preferences or privileges of the Series A Preferred;

                  (iii) any sale or other conveyance by the Corporation or any of its subsidiaries of all or substantially all of the Corporation's total assets, any merger or consolidation of the Corporation with any other person, other than a merger or consolidation which would result in the capital stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into capital stock of the surviving entity) fifty percent (50%) or more of the total voting power represented by the capital stock of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, any sale of more than fifty percent (50%) of the Corporation's capital stock, or any sale of securities of any of the Corporation's subsidiaries;

                  (iv) the payment of any dividends on Common Stock or Preferred Stock;

                  (v) redemption or repurchase in a single transaction or series of related transactions of more than 5% of any outstanding capital stock (except for repurchases pursuant to the Corporation's employee stock option and stock purchase plans or pursuant to the provisions of Section 5(a)(ii) hereof); or

                  (vi) any other matter as to which the Series A Preferred shall be entitled to vote as a separate class, or in a single class with other classes of voting stock, to the extent required by applicable law.

             (c) Each holder of Series B Preferred shall be entitled to one vote for each share thereof held, the Series B Preferred voting as a single class separate from the Common Stock and any other series of preferred stock, with respect to any of the following matters:

                  (i) the creation or designation of any class or series of securities of the Corporation having rights senior to or pari passu with the
                                                         ---- -----
Series B Preferred as to dividend or liquidation preference or as to redemption preference in the event that funds are not legally available to satisfy such redemption preference as to all classes of stock entitled to the benefit thereof, or the issuance of any other security convertible into or exchangeable for shares of such class or series;

                  (ii) any increase in the number of authorized shares of Series B Preferred or any material or adverse change to the rights, preferences or privileges of the Series B Preferred;

                  (iii) any sale or other conveyance by the Corporation or any of its subsidiaries of all or substantially all of the Corporation's total assets, any merger or consolidation of the Corporation with any other person, other than a merger or consolidation which would result in the capital stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into capital stock of the surviving entity) fifty percent (50%) or more of the total voting power represented by the capital stock of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, any sale of more than fifty percent (50%) of the Corporation's capital stock, or any sale of securities of any of the Corporation's subsidiaries;

                  (iv) the payment of any dividends on Common Stock or Preferred Stock;

                  (v) redemption or repurchase of any outstanding capital stock (except for repurchases pursuant to the Corporation's employee stock option and stock purchase plans or pursuant to the provisions of Section 5(a)(ii) hereof); or

                  (vi) any other matter as to which the Series B Preferred shall be entitled to vote as a separate class, or in a single class with other classes of voting stock, to the extent required by applicable law.

             (d) Each holder of Series C Preferred shall be entitled to one vote for each share thereof held, the Series C Preferred voting as a single class separate from the Common Stock and any other series of preferred stock, with respect to any of the following matters:

                  (i) the creation or designation of any class or series of securities of the Corporation having rights senior to or pari passu with the
                                                         ---- -----
Series C Preferred as to dividend or liquidation preference or as to redemption preference in the event that funds are not legally available to satisfy such redemption preference as to all classes of stock entitled to the benefit thereof, or the issuance of any other security convertible into or exchangeable for shares of such class or series;

                  (ii) any increase in the number of authorized shares of Series C Preferred or any material or adverse change to the rights, preferences or privileges of the Series C Preferred;

                  (iii) any sale or other conveyance by the Corporation or any of its subsidiaries of all or substantially all of the Corporation's total assets, any merger or consolidation of the Corporation with any other person, other than a merger or consolidation which would result in the capital stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into capital stock of the surviving entity) fifty percent (50%) or more of the total voting power represented by the capital stock of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, any sale of more than fifty percent (50%) of the Corporation's capital stock, or any sale of securities of any of the Corporation's subsidiaries;

                  (iv) the payment of any dividends on Common Stock or Preferred Stock;

                  (v) redemption or repurchase of any outstanding capital stock (except for repurchases pursuant to the Corporation's employee stock option and stock purchase plans or pursuant to the provisions of Section 5(a)(ii) hereof); or

                  (vi) any other matter as to which the Series C Preferred shall be entitled to vote as a separate class, or in a single class with other classes of voting stock, to the extent required by applicable law.

             (e) Except as otherwise required by Delaware Law, with respect to any vote relating to an event described in Section C.1(b), (c) and (d), approval of such event shall require the affirmative vote of a majority of the outstanding shares of Series A Preferred, Series B Preferred, and Series C Preferred and a majority of Common Stock voting thereon, as applicable, as separate classes.

         2.  Dividend Rights.
             ---------------

         The holders of the Series A Preferred, Series B Preferred, Series C Preferred and the Common Stock will be entitled to receive, in any calendar year, such dividends as may be declared by the Board of Directors, out of any funds legally available therefor; provided, however, no dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation unless the Corporation has paid, or declared and set apart, for any one or more current or prior fiscal years of the Corporation, aggregate dividends on each share of Preferred Stock then outstanding (as adjusted for any stock dividends, combinations or splits with respect to such shares), in the following amounts:

                Series A Preferred Stock:    $1.00 per share
                Series B Preferred Stock:    $0.4855 per share
                Series C Preferred Stock:    $1.6812 per share

No right shall accrue to holders of shares of Series A Preferred, Series B Preferred or Series C Preferred by reason of the fact that dividends on said shares are not declared in any prior year. Any unpaid dividend shall not bear or accrue any interest.

         3.  Liquidation Rights.
             ------------------

             (a) In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of record of shares of Series A Preferred, Series B Preferred and Series C Preferred shall be entitled to receive, out of the assets of the Corporation legally available therefor, (i) an amount equal to $1.00 per share for each share of Series A Preferred held by them (the "Series A Preferred Preference Amount"), (ii) an amount equal to $0.4855 per share for each share of Series B Preferred held by them (the "Series B Preference Amount") and (iii) an amount equal to $1.6812 per share for each share of Series C Preferred held by them (the "Series C Preferred Preference Amount"), in each case, as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like (collectively, "Recapitalization Event"), plus all accrued and unpaid dividends, if any, on account of shares of Series A Preferred, Series B Preferred and Series C Preferred, before any payment shall be made or any assets distributed to the holders of shares of Common Stock. If upon the occurrence of such event the assets and property thus distributed among the holders of the Series A Preferred, Series B Preferred and Series C Preferred shall be insufficient to permit the payment to such holders of the full preferential amounts aforesaid, then the entire assets and property of the Corporation legally available for distribution shall be allocated among the holders of Preferred Stock in proportion to the aggregate liquidation preferences of the respective series, and pro rata within each series.

             (b) In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and subject to the payment in full of the liquidation preferences with respect to the Preferred Stock as provided in Section C.3(a), the holders of record of Common Stock shall be entitled to receive, prior and in preference to any further distribution of any of the assets or surplus funds of the Corporation to the holders of Preferred

Stock by reason of their ownership thereof, an amount equal to the amount at which each share of Common Stock held by such holder was originally issued by the Corporation (the Corporation's books and records being conclusive evidence of such amount), (as adjusted for any stock dividends, combinations or splits with respect to such shares) for each share of Common Stock then held by them. Subject to the payment in full of the liquidation preferences with respect to the Preferred Stock, as provided in Section C.3(a), if upon the occurrence of such event, the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

             (c) After payment to the holders of record of the shares of Series A Preferred, Series B Preferred, Series C Preferred and Common Stock of the foregoing amounts, the remaining assets of the Corporation shall be distributed in like amounts per share to the holders of record of the Corporation's stock, each share of Preferred Stock being treated as the number of shares of Common Stock into which it could then be converted for such purpose.

             (d) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section C.3, unless (i) the Corporation is the sole surviving corporation in such merger, (ii) the holders of Series A Preferred, Series B Preferred and Series C Preferred, respectively, have substantially identical designations, preferences, limitations, and relative rights, immediately after the merger as they held immediately prior to the merger, (iii) the voting power of the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger (either by conversion of securities issued pursuant to the merger or the exercise of rights to purchase securities issued pursuant to the merger), will not exceed by more than 33 1/3% the voting power of the total number of voting shares of the Corporation outstanding immediately prior to the merger, and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by conversion of securities issued pursuant to the merger or the exercise of rights to purchase securities issued pursuant to the merger), will not exceed by more than 33 1/3% the total number of participating shares of the Corporation outstanding immediately before the merger. As used in this Section C.3, "voting shares" means shares that entitle the holders thereof to vote unconditionally in elections of directors, and "participating shares" means shares that entitle the holders thereof to participate without limitation in distributions by the Corporation.

         4.  Conversion Rights.
             -----------------

             (a)  Right to Convert.
                  ----------------

                  (i)  Optional Conversion.
                       -------------------

                       (A) Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at the office the Corporation or any transfer agent for the Series A Preferred, into Common Stock. The number of shares of Common Stock into which one share of Series A Preferred will be converted will be equal to $1.00 (the "Series A Original Purchase Price") divided by the Series A Conversion Price (as hereinafter defined) then in effect, such conversion ratio being referred to as the "Series A Conversion Rate." The initial Series A Conversion Price will be the Series A Original Purchase Price and will be subject to adjustment as provided herein. Upon any decrease or increase of the Series A Conversion Price or the Series A Conversion Rate as described in this Section C.4, the Series A Conversion Rate or Series A Conversion Price, as the case may be, will be increased or decreased appropriately.

                       (B) Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series B Preferred, into Common Stock. The number of shares of Common Stock into which one share of Series B Preferred will be converted will be equal to $.4855 (the "Series B Original Purchase Price") divided by the Series B Conversion Price (as hereinafter defined) then in effect, such conversion ratio being referred to as the "Series B Conversion Rate." The initial Series B Conversion Price will be the Series B Original Purchase Price and will be subject to adjustment as provided herein. Upon any decrease or increase of the Series B Conversion Price or the Series B Conversion Rate as described in this Section C.4, the Series B Conversion Rate or Series B Conversion Price, as the case may be, will be increased or decreased appropriately.

                       (C) Each share of Series C Preferred shall be convertible, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series C Preferred, into Common Stock. The number of shares of Common Stock into which one share of Series C Preferred will be converted will be equal to $1.2313 (the "Series C Original Purchase Price") divided by the Series C Conversion Price (as hereinafter defined) then in effect, such conversion ratio being referred to as the "Series C Conversion Rate." The initial Series C Conversion Price will be the Series C Original Purchase Price and will be subject to adjustment as provided herein. Upon any decrease or increase of the Series C Conversion Price or the Series C Conversion Rate as described in this Section C.4, the Series C Conversion Rate or Series C Conversion Price, as the case may be, will be increased or decreased appropriately; and concurrent therewith, a holder of Series C Preferred who also is the holder of Series B Preferred, shall be subject to an additional adjustment with respect to the Series C Conversion Rate in an amount, subject to the following sentence, sufficient to cause the aggregate number of shares of Common Stock issuable upon conversion of the Series B Preferred and the Series C Preferred, to equal the number of shares of Common Stock that would be issuable if such Series B Preferred had the same Conversion Rate as then applied to the

Series C Preferred. The right of a holder of Series C Preferred described in the immediately preceding clause shall be limited to 0.6033 shares of Series B Preferred for each one share of Series C Preferred held (in each case, as adjusted for any stock dividends, combinations or splits with respect to such shares).

                  (ii)   Automatic Conversion of Preferred Stock.  Each share
                         ---------------------------------------
of Preferred Stock will be converted into shares of Common Stock at the then effective Conversion Rate for such Series immediately upon the closing of the sale of stock pursuant to a registration statement under the Securities Act of 1933, as amended, for a firmly underwritten public offering (other than a registration on Form S-8, Form S-4 or comparable forms) of the Corporation's Common Stock that results in aggregate cash proceeds (prior to underwriters' commissions and expenses) to the Corporation of an amount equal to or more than $15,000,000, and that has a public offering price of not less than $3.75 per share (as adjusted for any Recapitalization Events).

                  (iii)  Fractional Shares Upon Conversion.  No fractional
                         ---------------------------------
shares of Common Stock will be issued upon conversion of Preferred Stock, and any fractional share that otherwise would result from conversion by a holder of all of such holder's shares of Preferred Stock (in the aggregate) will be redeemed by payment in an amount equal to such fraction of the then effective Conversion Price as promptly as funds legally are available therefor.

             (b)  Mechanics of Conversion.  Any holder of Preferred Stock
                  -----------------------
wishing to convert shares of Preferred Stock into Common Stock pursuant to Section C.4(a)(i) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Preferred Stock and will give the Corporation written notice stating the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. Any conversion pursuant to Section C.4(a)(i) shall be deemed to be effective for all purposes upon receipt by the Corporation or a transfer agent for the Preferred Stock of such certificates, duly endorsed, and such written notice and shall be deemed to have been made immediately prior to the close of business on the date thereof. As soon as practicable after the effectiveness of any conversion of Preferred Stock and receipt by the Corporation or the appropriate transfer agent of certificates representing such Preferred Stock, duly endorsed, together with written notice stating the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued, the Corporation shall cause to be issued and delivered pursuant to the written instructions of the holder of the converted Preferred Stock certificates representing the Common Stock into which such Preferred Stock has been converted; provided, however, that the Corporation
                                    --------  -------
shall not be required to issue certificates for Common Stock in any name other than that of the holder in the absence of assurances reasonably satisfactory to the Corporation that all stamp and other transfer taxes relating to the transfer of such securities have been or will be paid. Notwithstanding any issuance or lack thereof of certificates representing Common Stock, from and after the effectiveness of any conversion of Preferred Stock, the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated by the Corporation for all purposes as the record holders of the Common Stock obtainable upon such conversion and shall cease to have any other rights of holders of Series A Preferred, Series B Preferred or Series C Preferred, as the case may be.

             (c)  Adjustment for Subdivisions or Combinations of Common Stock.
                  -----------------------------------------------------------
In the event the corporation at any time or from time to time effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares (a "Recapitalization Event") without a proportionate and corresponding subdivision or combination of Preferred Stock, then the existing Series A Conversion Price, Series B Conversion Price and Series C Conversion Price, as the case may be, will be decreased or increased proportionately.

             (d)  Adjustment for Dividends, Distributions and Common Stock
                  --------------------------------------------------------
Equivalents. In the event the Corporation at any time or from time to time makes
-----------
or issues, or fixes a record date for the determination of holders of Common Stock (but not holders of Preferred Stock ) entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents will be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date. In each such event, the then existing Series A Conversion Rate, Series B Conversion Rate and Series C Conversion Rate will be increased as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date, by multiplying the then effective Conversion Rate by a fraction.

                  (i) the numerator of which will be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents, and

                  (ii) the denominator of which will be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date; provided, however,
                                                            --------  -------
that if such record date has been flied and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Rate, Series B Conversion Rate and Series C Conversion Rate will be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Rate, Series B Conversion Rate and Series C Conversion Rate will be adjusted pursuant to this Section C.4(d) as of the time of actual payment of such dividends or distribution.

             (e)  Adjustment for Sale of Additional Stock.  If at any time the
                  ---------------------------------------
Corporation issues or sells any Additional Stock (as defined below) without consideration or at a price per share less than the Series A Conversion Price in effect immediately prior to the issuance of such Additional Stock, then and in each such case, the Series A Conversion Price in effect immediately prior to such issuance shall automatically (except as otherwise provided below) be reduced, concurrently with such issue, to a price determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding immediately prior to such issue plus the number of shares of Preferred Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Preferred Stock outstanding immediately prior to such issue plus the number of such shares of Additional Stock so issued. If at any time the Corporation issues or sells any Additional Stock without consideration or at a price per share less than the Series B Conversion Price in effect immediately prior to the issuance of such Additional Stock, then and in each such case, the Series B Conversion Price in effect immediately prior to such issuance shall automatically (except as otherwise provided below) be reduced, concurrently with such issue, to a price determined by multiplying such Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding immediately prior to such issue plus the number of shares of Preferred Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Preferred Stock outstanding immediately prior to such issue plus the number of such shares of Additional Stock so issued. If at any time the Corporation issues or sells any Additional Stock without consideration or at a price per share less than the Series C Conversion Price in effect immediately prior to the issuance of such Additional Stock, then and in each such case, the Series C Conversion Price in effect immediately prior to such issuance shall automatically (except as otherwise provided below) be reduced, concurrently with such issue, to a price determined by multiplying such Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding immediately prior to such issue plus the number of shares of Preferred Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Preferred Stock outstanding immediately prior to such issue plus the number of shares of Additional Stock so issued.

                  (i) No adjustment of the Conversion Price shall be made in an amount less than one cent per share, provided that any adjustment that is not required to be made by reason of this Section C(4)(e)(i) shall be carried forward and taken into account in any subsequent adjustment.

                  (ii) Except to the limited extent provided for in Sections C.4(e)(iii)(D)(3) and C.4(e)(iii)(D)(4), no adjustment of the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price shall have the effect of increasing the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price above the applicable Conversion Price in effect immediately prior to such adjustment.

                  (iii) For the purpose of making any adjustment in the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price as provided above, the consideration received by the Corporation for any issue or sale of Additional Stock will be computed as follows:

                         (A) To the extent it consists of cash, as the amount of
cash received by the Corporation before deduction of any offering expenses payable by the Corporation and any reasonable underwriting or similar commissions, compensation, or concessions paid or allowed by the Corporation in connection with such issue or sale.

                         (B) To the extent it consists of consideration in whole
or in part other than cash, the consideration other than cash shall be deemed to be at the fair market value of that property as determined in good faith by the Corporation's Board of Directors.

                         (C) If Additional Stock is issued or sold together with
other stock or securities or other assets of the Corporation for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Stock.

                         (D) In the case of the issuance of options to purchase
or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (where the shares of Common Stock issuable upon the exercise of such options or rights or upon conversion or exchange of such securities are not excluded from the definition of Additional Stock), the following provisions shall apply:

                             (1) the aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections C.4(e)(iii)(A)-(C), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                             (2) the aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections C.4(e)(iii)(A)-(C).

                             (3) in the event of any change in the number of
shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions hereof, the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price in effect at the time shall forthwith be readjusted to such Series A Conversion Price, Series B Conversion Price or Series C Conversion Price as would have been obtained had the adjustment that was made upon the issuance of such options, rights or securities not converted prior to such change or the options or rights related to such securities not converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities; and

                             (4) upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price shall forthwith be readjusted to such Series A Conversion Price, Series B Conversion Price or Series C Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                         (E) "Additional Stock" shall mean any shares of Common
Stock issued (or deemed to have been issued pursuant to Section C.4(e)(iii)(D) by this Corporation after the date of filing of this Certificate of Incorporation (the "Effective Date"), other than:

                             (1) Common Stock issued to effect any stock split
or stock dividend by the Corporation.

                             (2) Up to 3,500,000 shares of Common Stock issued
or issuable to employees, directors or consultants of this Corporation for the purpose of incentive or under any stock option, stock purchase or similar plan which is approved by a majority of the Board.

                             (3) Common Stock issued or issuable upon conversion
of shares of Series A Preferred, Series B Preferred or Series C Preferred.

                             (4) Common Stock issued in connection with the
acquisition of another corporation.

             (f)  No Impairment.  The Corporation, whether by
                  -------------
amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but at all times in good faith will assist in the carrying out of all such action as may be necessary or appropriate in order to protect the conversion rights pursuant to this Section C.4 of the holders of Series A Preferred, Series B Preferred and Series C Preferred against impairment.

             (g)  Certificate as to Adjustments.  Upon the
                  -----------------------------
occurrence of each adjustment or readjustment of the Series A Conversion Rate, the Series B Conversion Rate or the Series C Conversion Rate pursuant to this Section C.4, the Corporation at its expense will compute such adjustment or readjustment in accordance with the terms hereof and prepare and promptly furnish to each holder of Preferred Stock a certificate setting forth (i) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, (ii) the Series A Conversion Rate, Series B Conversion Rate or the Series C Conversion Rate, as the case may be, at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred, the Series B Preferred or the Series C Preferred held by such holder.

             (h)  Notices of Record Date.  In the event of any taking by the
                  ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any Common Stock Equivalents or any right to subscribe for or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation will deliver to each holder of Preferred Stock at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

             (i)  Reservation of Stock Issuable Upon Conversion.  The
                  ---------------------------------------------
Corporation at all times will reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as from time to time will be sufficient to effect the conversion of all then outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as may be available to the holders of Preferred Stock for such failure, the Corporation will take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

             (j)  Notices.  Any notices required by the provisions of this
                  -------
Section C.4 to be given to the holders of shares of Preferred Stock must be in writing and will be deemed given when delivered at the address of the recipient; provided, however, that such address shall have been furnished in writing to
--------  -------
the person giving notice and the address shall be at an entity that maintains regular business hours (except for holidays) through the entire year. In the event that the address furnished is not at an entity that maintains regular business hours, notice shall be deemed given upon the earlier of its receipt or seventy-two (72) hours after deposit in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

             (k)  Recapitalization.  If at any time or from time to time there
                  ----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section C.4), provision shall be made so that each holder of Preferred Stock will thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Preferred Stock would have been entitled had such holder converted his shares of Preferred Stock to Common Stock immediately prior to the recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this

Section C.4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section C.4 (including adjustment of the applicable Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred, Series B Preferred or Series C Preferred, as the case may be) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

         5.  Redemption.
             ----------

             (a)  Optional Redemption.
                  -------------------

                  (i)   Series A and Series B Preferred.  The Series A
                        -------------------------------
Preferred and the Series B Preferred shall not be redeemable, except that the Series B Preferred shall be redeemable to the extent expressly set forth in
Section 5(a)(ii).

                  (ii)  Series C Preferred.  By written notice given to the
                        ------------------
Corporation and to all holders of Series C Preferred after April 19, 2001, executed by a majority of the holders of the outstanding Series C Preferred, each holder of Series C Preferred Stock may elect to require the Corporation to redeem all (but not less than all) of the Series C Preferred and all (but not less than all) of any Series B Preferred then held by such holder for cash in an amount equal to the Series B Preferred Preference Amount for each share of Series B Preferred to be redeemed and the Series C Preferred Preference Amount for each share of Series C Preferred to be redeemed as of the Redemption Date. Each party shall be responsible for paying its own expenses associated with the redemption of the Series C Preferred and any Series B Preferred.

             (b)  Redemption Procedures.  In the case of any redemption
                  ---------------------
pursuant to Section 5(a), the date which is 30 days after the notice by the holders of the shares of Series C Preferred of their election to require the Corporation to redeem such shares, together with all shares of Series B Preferred held by such holder, shall be the date on which such redemption is to be effected (the "Redemption Date"). Except as provided in Section 5(c), on or after the Redemption Date, each such holder of Series C Preferred and Serial B Preferred shall surrender to the Corporation the certificate or certificates representing such shares, at the principal office of the Corporation and thereupon the redemption price of such shares shall be payable to the order of the record holder of such shares and each surrendered certificate shall be cancelled.

             (c)  Rights of Holder.  From and after the Redemption Date, unless
                  ----------------
there shall have been a default in payment of the redemption price, all rights of the holders of such shares as holders of Series C Preferred and Series B Preferred (except the right to receive the applicable redemption price therefor without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the assets and funds of the Corporation legally available for redemption of shares of Series C Preferred and Series B Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series C Preferred and Series B Preferred to be redeemed on such date, then those assets and funds of the Corporation which are legally available therefor will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed on the basis of total respective aggregate redemption price of all shares of Series C Preferred and Series B Preferred held by such holders. Provided however, the Corporation shall have the
                                -------- -------
option to pay the redemption price in twelve equal quarterly installments such that one-twelfth of the outstanding shares of Series C Preferred and Series B Preferred shall be redeemed ratably among the holders of such shares to be redeemed on the basis of the total respective aggregate redemption price of all shares of Series C Preferred and Series B Preferred with respect to which the holders have made proper requests for redemption. The shares of Series C Preferred not redeemed shall remain outstanding and entitled to all the rights, preferences and privileges provided for such shares herein.

             (d)  Exception.  Notwithstanding the provisions of Sections 5(a)
                  ---------
through 5(c), if there has been a sale of the Corporation, the holders of Series C Preferred shall not have any redemption right provided for in Section 5(a). The term

"sale of the Corporation" shall mean either (i) a sale of all or substantially all of the assets, or all of the capital stock, of the Corporation or the subsidiaries of the Corporation, in one or more transactions for cash or freely saleable securities and a subsequent liquidation of the Corporation in which its shareholders receive liquidating distributions of such proceeds of sale after payment or provision for the valid debts and liabilities of the Corporation,
(ii) a merger or consolidation of the subsidiaries of the Corporation with or into one or more corporations or partnerships in which the Corporation receives cash or freely saleable securities for all of the stock of the subsidiaries, and a subsequent liquidation of the Corporation, in which the shareholders of the Corporation receive liquidating distributions of such proceeds of sale, merger or consolidation after payment or provision for the valid debts and liabilities of the Corporation, or (iii) a merger or consolidation of the Corporation with or into another corporation or a partnership in which the shareholders receive cash or freely saleable securities for all of their stock of the Corporation.

                                      V.

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director, provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Delaware Law. No amendment to the Delaware Law that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.

                                     VI.

     No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                     VII.

     The Corporation shall indemnify any person who was, is or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation. Any repeal or amendment of this Article VII shall be prospective only and shall not limit the rights of any such director or officer or the obligation of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal of or amendment to this
Article VII. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                     VIII.

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article VIII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article VIII, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

                                     IX.

     The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                      X.

     Pursuit to Section 109 of the Delaware Law, the Board of Directors is authorized to the maximum extent permitted under the Delaware Law to adopt, amend or repeal from time to time any or all of the bylaws of the Corporation.